Exhibit 5
                          Loeb & Loeb LLP
                          345 Park Avenue
                         New York NY  10154
(212) 407-4827
dfischer@loeb.com

                         December 29, 1998


Chris-Craft Industries, Inc.
767 Fifth Avenue, 46th Floor
New York, New York 10153

Dear Sirs:

	  We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, being filed by Chris-Craft Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to interests ("Interests") in the Company Employees' Stock Purchase Plan (the "Plan") and the shares of Common Stock, $.50 par value per share, Class B Common Stock, $.50 par value per share, and $1.40 Convertible Preferred Stock (collectively, the "Securities").

	  We have examined the Plan, originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such latter documents.

	  Based on our examination mentioned above, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that:

		(i) The Interests of partcipants in the Plan will be valid and subsisting, in accordance with the Plan; and

		(ii) Securities to be purchased by the Plan trustee, in accordance with the Plan, if already issued and outstanding, have been legally issued and are fully paid and nonassessable, or if issued by the Company in accordance with the Plan, will be legally issued, fully paid, and nonassessable, provided, however, that the payment therefor is in any event not less than the par value of the shares so issued.

	  We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement.

			      Very truly yours,

                              LOEB & LOEB LLP